NSTOR FINANCIAL NEWS RELEASE FINAL

                                                                                                                                                                nStor Technologies, Inc.
                                                                                                                                                                6190 Corte del Cedro
                                                                                                                                                                Carlsbad, California 92009
                                                                                                                                                                Phone:  760-683-2500
                                                                                                                                                                Fax:  760-683-2599

Contact:
Veena Raman
nStor Technologies, Inc.
760.683.2500
vraman@nstor.com

nStor Technologies Reports Third-Quarter Results

55 Percent Sequential Revenue Growth,
Demonstrating Continued Momentum in Storage Business

Carlsbad, CA – November 15, 2004 – nStor Technologies, Inc. (AMEX: NSO), an innovative developer of storage-network solutions, today announced operating results for the third quarter and nine-months ending September 30, 2004.

During the third quarter, the company’s revenues from continuing operations rose by 55 percent or $1,113,000 when compared to the second quarter of 2004 and by 11 percent or $318,000 when compared to the third quarter of 2003.  Revenues for the nine months ending September 30, 2004 increased by 32 percent or $1,771,000 over the corresponding period in 2003.  Revenues from the company’s previously-owned telemanagement subsidiary, Stonehouse Technologies, are not included in these amounts and Stonehouse’s operating results have been reclassified as discontinued operations as a result of the sale of Stonehouse, which closed effective November 13, 2004.

The company’s third-quarter loss from continuing operations was $1,446,000 or $.01 per common share on revenues of $3,122,000, compared to a loss from continuing operations of $1,047,000 or $.01 per common share on revenues of $2,804,000 during the corresponding quarter of 2003.  Including the effect of discontinued operations, the company’s third-quarter net loss amounted to $3,907,000 or $.02 per common share, compared to a net loss of $1,138,000 or $.01 per common share during the prior year’s third quarter.   The loss from discontinued operations was $2,461,000 or $.01 per common share including a $2,619,000 non-cash impairment charge related to the disposition of Stonehouse, compared to a $91,000 or $.00 per common share loss from discontinued operations during the three months ended September 30, 2003.

The nine-month loss from continuing operations was $5,328,000 or $.03 per common share on revenues of $7,379,000, compared to a loss from continuing operations of $3,647,000 or $.02 per common share on revenues of $5,608,000 during the corresponding period in 2003.  Including the effect of discontinued operations, the company’s nine-month net loss amounted to $7,845,000 or $.05 per common share, compared to a net loss of $4,360,000 or $.03 per common share during the corresponding period of 2003.  The company’s loss from discontinued operations was $2,517,000 or $.02 per common share including the aforementioned $2,619,000 impairment charge and $713,000 or $.01 per common share during the nine months ended September 30, 2004 and 2003, respectively.  Recently reported, the company sold its Stonehouse subsidiary for an aggregate sales price of $6.7 million, including $5.6 million in cash and $1.1 million in notes receivable over three years.

nStor achieved many key objectives during the third quarter, including greater focus on its core storage business with the disposition of the telemanagment segment and the success of various operational excellence programs that yielded cost savings.  In addition, the company’s significant strides in the defense sector and increased traction in the EMEA market contributed to strong sales growth.  “nStor continues to make substantial inroads into its target markets, bolstering sales efforts with the addition of strategic OEM customers and systems integrators worldwide,” said Todd Gresham, nStor’s president and CEO. “We are well positioned to execute on our operational, marketing and sales programs through the rest of the year.”

About nStor Technologies, Inc.

Headquartered in Carlsbad, Calif., nStor Technologies, Inc. (AMEX: NSO) is a developer of data storage solutions that are ideally suited for large enterprises as well as small to mid-sized businesses.  The Company's flagship controller technology and StorView software form the foundation for the NexStor family of turnkey solutions that support Microsoft Windows, Linux, UNIX and Macintosh operating environments.  Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, SCSI and SATA and are focused on addressing customers' business needs and applications.  The Company markets its storage solutions through a global network of OEM partners and systems integrators.  For more information, visit www.nstor.com.

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This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, insufficient funding and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.

nStor Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2004	2003	2004	2003

Sales	$3,122	$2,804	$7,379	$5,608
Cost of sales	1,896	2,074	5,080	4,104

Gross margin	1,226	730	2,299	1,504

Operating expenses:
Selling, general and administrative	1,576	949	4,318	2,719
Research and development	747	625	2,443	1,838
Depreciation and amortization	60	29	164	76

Total operating expenses	2,383	1,603	6,925	4,633

Loss from operations	(1,157)	(873)	(4,626)	(3,129)

Interest expense, net	(289)	(174)	(702)	(518)

Loss from continuing operations	(1,446)	(1,047)	(5,328)	(3,647)

Loss from discontinued operations (including impairment loss of $2,619 in 2004)	(2,461)	(91)	(2,517)	(713)

Net loss	$(3,907)	$(1,138)	$(7,845)	$(4,360)

Basic and diluted net loss per common share:
Loss from continuing operations	$(.01)	$(.01)	$(.03)	$(.02)
Loss from discontinued operations	(.01)	(.00)	(.02)	(.01)

Net loss	$(.02)	$(.01)	$(.05)	$(.03)

Weighted average number of common shares considered outstanding, basic and diluted	165,098	164,285	165,085	154,130

nStor Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,
	2004	December 31,
	(unaudited)	2003

ASSETS
Current assets:
Cash and cash equivalents	$2	$--
Receivables, net	1,351	482
Inventories	1,768	1,571
Prepaid expenses and other	115	295
Assets held for sale*	9,067	10,582

Total current assets	12,303	12,930

Property and equipment, net	469	323
Goodwill and other intangible assets, net	1,989	1,989

	$14,761	$15,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings:
Affiliate	$12,914	$6,941
Other	418	561
Accounts payable and other	2,869	2,402
Liabilities held for sale*	3,081	2,077

Total current liabilities	19,282	11,981

Shareholders’ (deficit) equity	(4,521)	3,261

	$14,761	$15,242

*Assets and liabilities of Stonehouse Technologies, sold effective November 13, 2004.